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Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
Tortoise Energy Independence Fund, Inc.

In planning and performing our audit of the
financial statements of Tortoise  Energy
Independence Fund, Inc. (the Fund) as of
and for the year ended November 30, 2016,
in accordance with the standards of the
Public Company Accounting Oversight Board
(United States), we considered the
Fund's internal control over financial
reporting, including controls over
safeguarding securities, as a basis
for designing our auditing procedures
for the purpose of expressing our opinion
on the financial statements and to comply
with the requirements of Form N-SAR, but
not for the purpose of expressing an
opinion on the effectiveness of the Fund's
internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible
for establishing and maintaining effective
internal control over financial reporting.
In fulfilling this responsibility, estimates
and judgments by management are required to
assess the expected benefits and related costs
of controls. A fund's internal control over
financial reporting is a process designed to
provide reasonable assurance regarding the
reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with generally
accepted accounting principles. A fund's
internal control over financial reporting includes
those policies and procedures that (1) pertain to
the maintenance of records that, in reasonable
detail, accurately and fairly reflect the transactions
and dispositions of the assets of the fund; (2)
provide reasonable assurance that transactions are
recorded as necessary to permit preparation of
financial statements in accordance with generally
accepted accounting principles, and that receipts
and expenditures of the fund are being made only in
accordance with authorizations of management and
directors of the fund; and (3) provide reasonable
assurance regarding prevention or timely detection
of unauthorized acquisition, use or disposition of
a fund's assets that could have a material effect
on the financial statements.

Because of its inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements. Also, projections of any evaluation
of effectiveness to future periods are subject to the
risk that controls may become inadequate because of
changes in conditions, or that the degree of compliance
with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness is
a deficiency, or a combination of deficiencies, in internal
control over financial reporting, such that there is a
reasonable possibility that a material misstatement of the
fund's annual or interim financial statements will not be
prevented or detected on a timely basis.

Our consideration of the Fund's internal control over
financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all
deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in  the Fund's internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of
November 30, 2016.

This report is intended solely for the information and use of management and the Board of Directors of Tortoise Energy Independence
Fund, Inc. and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP
January 19, 2017